Execution Version
FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT AND GUARANTY

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY, dated as of January 13, 2023 (this “Amendment”), is by and among PEAR THERAPETUICS, INC., a Delaware corporation (f/k/a THIMBLE POINT ACQUISITION CORP.) (“Holdings”), PEAR THERAPEUTICS (US), INC., a Delaware corporation (f/k/a PEAR THERAPEUTICS, INC.) (the “Borrower”), and PERCEPTIVE CREDIT HOLDINGS III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as the Majority Lender. Reference is made to the Amended and Restated Credit Agreement and Guaranty, dated as of March 25, 2022 (as amended, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement”, and as further amended by this Amendment, the “Credit Agreement”), by and among the Borrower, certain subsidiaries of the Borrower from time to time party thereto, the Lenders (as defined therein) from time to time party thereto and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.
RECITALS
WHEREAS, the Loans under the Existing Credit Agreement bear interest based on London interbank offered rate (“LIBOR”) in accordance with the terms of the Existing Credit Agreement;

WHEREAS, on March 5, 2021, the U.K. Financial Conduct Authority confirmed the Governmental Authority having jurisdiction over the quotation or determination of LIBOR will either cease to supervise or sanction such rates for purposes of interest rates on loans or no longer be representative and the Administrative Agent has determined that One-Month LIBOR (as defined in the Existing Credit Agreement) can no longer be determined by the Administrative Agent; and

WHEREAS, the parties to the Existing Credit Agreement have agreed to establish an alternate rate of interest to One-Month LIBOR and to make such other related changes to the Existing Credit Agreement to reflect such alternate rate of interest;

NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
AMENDMENTS TO THE EXISTING CREDIT AGREEMENT
SECTION 1.01. Amendments to the Existing Credit Agreement.  As of the Amendment Effective Date (defined below), the Existing Credit Agreement is hereby amended as set forth below:
(a)Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following new definitions in their respective alphabetically correct places:
“Amendment No. 1” means that certain First Amendment to Amended and Restated Credit Agreement and Guaranty, dated as of January 13, 2023.
“Conforming Changes” means, with respect to either the use or administration of One-Month Term SOFR, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any

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similar or analogous definition (or the addition of a concept of “interest period”), with respect to the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests, prepayments or conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.02(e) and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent reasonably decides is necessary in connection with the administration of this Agreement and the other Loan Documents).
“One-Month Term SOFR” means, the Term SOFR Reference Rate (expressed, as a decimal, rounded upwards, if necessary, to the nearest 1/100th of 1%) for a one month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “One-Month Term SOFR”.
“Reference Rate Transition Event” means the occurrence of one or more of the following events with respect to the Reference Rate then in effect:

(a)    a public statement or publication of information by or on behalf of the administrator of such Reference Rate (or the published component used in the calculation thereof) stating that such administrator has ceased or will cease to provide such Reference Rate (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Reference Rate (or such component thereof);

(b)    a public statement or publication of information by the Governmental Authority governing or regulating the administrator of such Reference Rate (or the published component used in the calculation thereof), the U.S. Federal Reserve System, an insolvency official with jurisdiction over the then-current administrator for such Reference Rate (or such component thereof), a resolution authority with jurisdiction over the then-current administrator for such Reference Rate (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Reference Rate (or such

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component thereof), which in any case states that the then-current administrator of such Reference Rate (or such component thereof) has ceased or will cease to provide such Reference Rate (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Reference Rate (or such component thereof); or

(c)    a public statement or publication of information by the Governmental Authority governing or regulating the then-current administrator of such Reference Rate stating that such Reference Rate (or the published component used in the calculation thereof) is no longer, or as a of a specified future date will not be, representative.

A “Reference Rate Transition Event” will be deemed to have occurred with respect to any Reference Rate if a public statement or publication of information set forth above has occurred with respect to each then-current available tenor of such Reference Rate (or the published component used in the calculation thereof).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”

(b)The following defined term set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Reference Rate” means One-Month Term SOFR; provided that if One-Month Term SOFR can no longer be determined by the Administrative Agent for any reason (in its sole discretion, which determination shall be conclusive absent manifest or demonstrable error),  including as a result of the Term SOFR Reference Rate not being available or published on a current basis or as a result of the occurrence of a Reference Rate Transition Event, then the Administrative Agent and the Borrower shall endeavor, in good faith, to establish an alternate rate of interest to One-Month Term SOFR that gives due consideration to the then prevailing market convention for determining a rate of interest for middle-market loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided, further that, until such alternate rate of interest is agreed upon by the Administrative Agent and the Borrower, the Reference Rate for purposes hereof and of each other Loan Document shall be the Wall Street Journal Prime Rate.

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(c)The following defined term set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in their entirety: “One-Month LIBOR”.
(d)Section 1 of the Existing Credit Agreement is hereby amended by inserting new Sections 1.05 and 1.06 at the end of such section, which shall read as follows:
“1.05    Reference Rate Replacement. Upon the occurrence of an event of the type described in the first proviso of the definition of “Reference Rate”, the Administrative Agent will promptly notify the Borrower thereof and, as set forth in such proviso, the Administrative Agent and the Borrower shall endeavor, in good faith, to establish an alternate rate of interest to One-Month Term SOFR, provided that there is no assurance that the composition or characteristics of any such alternative, successor or replacement Reference Rate will be similar to or produce the same value or economic equivalence as One-Month Term SOFR or that it will have the same volume or liquidity as did One-Month Term SOFR prior to its discontinuance or unavailability.
1.06    Rates.
The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or One-Month Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate or One-Month Term SOFR prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate or One-Month Term SOFR, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or One-Month Term SOFR, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”
(e)Section 3.02 of the Existing Credit Agreement is hereby amended by adding new clauses (d) and (e) at the end of such section, which shall read as follows:
“(d)    Conforming Changes. In connection with the use or administration of One-Month Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of One-Month Term SOFR.

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(e)    Compensation for Losses. In the event of the payment of any principal of any Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), then, in any such event, the Borrower shall compensate each Lender for any loss, cost or expense attributable to such event and actually incurred by such Lender, including any loss, cost or expense arising from the liquidation or redeployment of funds, but excluding lost profits or the loss of any Applicable Margin. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.02(e) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. This Section 3.02(e) shall not apply with respect to Taxes other than any Taxes that represent Losses arising from any non-Tax loss, cost or expense.”
SECTION 1.02. Existing LIBOR Loans.  Notwithstanding the amendments contemplated by this Amendment, interest due and payable under the Credit Agreement on January 31, 2023, shall accrue and be payable as set forth in the Existing Credit Agreement without giving effect to the amendments contemplated by this Amendment.
ARTICLE II
ACKNOWLEDGEMENT, AGREEMENT AND CONSENT AND
REPRESENTATIONS AND WARRANTIES
SECTION 1.01. Each Obligor confirms, agrees, represents and warrants that, notwithstanding the effectiveness of this Amendment, the Obligations of such Obligor under the Credit Agreement and each other Loan Document to which such Obligor is a party shall not be and have not been impaired or limited and the Credit Agreement and each other Loan Document to which such Obligor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects by such Obligor.
SECTION 1.02. Each Obligor hereby acknowledges, agrees, represents and warrants that, except as expressly provided in this Amendment, no term or provision of the Existing Credit Agreement or any other Loan Document to which such Obligor is a party is amended or otherwise modified in any respect.
SECTION 1.03. To induce the Administrative Agent and the Lenders to execute and deliver this Amendment, each Obligor party hereto further represents and warrants to the Administrative Agent and the Lenders that as of the date hereof each of the following statements are true and correct:
(a)Such Obligor has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment and each Loan Document to which it is a party as amended hereby.
(b)The transactions contemplated by this Amendment and the Credit Agreement are within such Obligor’s corporate or other powers and have been duly authorized by all necessary corporate action including, if required, approval by all necessary holders of Equity Interests. This Amendment has been duly executed and delivered by such Obligor and this Amendment, the Credit Agreement and each other Loan Document to which such Obligor is a party each constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(c)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect as of the Amendment Effective Date) is required for the due execution or delivery by such Obligor of this Amendment, or performance by such Obligor of its obligations under this Amendment and each Loan Document to which it is a party as amended hereby. The execution, delivery and performance by such Obligor of this Amendment and the Loan Documents to which it is a party as amended hereby, will not (i) violate or conflict with any Law, (ii) violate or conflict with any Organic Document of any Obligor, (iii) violate or conflict with any Governmental Approval of any Governmental Authority, (iv) violate or result in a default under any Material Agreement binding upon an Obligor or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (v) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor.
(d)Both immediately before and after giving effect to this Amendment, no Default or Event of Default shall have then occurred and be continuing, or could reasonably be expected to result from the execution, delivery and performance of this Amendment or the transactions contemplated hereby.
ARTICLE III
CONDITIONS PRECEDENT
SECTION 1.01. Conditions to Effectiveness of this Amendment. This Amendment shall become effective only upon, and shall be subject to, the prior or simultaneous satisfaction or waiver of each of the following conditions precedent in a manner reasonably satisfactory to the Administrative Agent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):
(a)Executed Amendment. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and each of the Lenders party hereto.
(b)Representations and Warranties. The statements, representations and warranties contained in Article II above shall each be true and correct, both immediately before and after giving effect to this Amendment, and the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, addressed to it and the Lenders and certifying as to the foregoing.
(c)Costs and Expenses, Etc. The Administrative Agent shall have received for its account and the account of each Lender all reasonable and documented fees, costs and expenses due and payable to them pursuant to Section 14.03 of the Credit Agreement (including the Administrative Agent’s and each Lender’s reasonable and documented legal fees and out-of-pocket expenses).
ARTICLE IV
MISCELLANEOUS
SECTION 1.01. Governing Law; Jurisdiction; Jury Trial. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York. The jurisdiction and waiver of jury trial provisions set forth in Sections 14.10 and 14.11 of the Credit Agreement, respectively, are incorporated herein by reference mutatis mutandis.

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SECTION 1.02. Effect of this Amendment.
(a)On and after the Amendment Effective Date, each reference in any Loan Document (other than this Amendment) to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment.
(b)This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and each other Loan Documents. The Obligors party hereto agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and other Loan Documents shall, except as expressly set forth in this Amendment, remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document. Except as expressly amended by this Amendment, the Existing Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of the Administrative Agent or any Lender under any Loan Document or applicable Law, nor constitute a waiver of any provision of the Credit Agreement.
SECTION 1.03. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement, any other Loan Document or any Obligation thereunder.
SECTION 1.04. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
SECTION 1.05. Binding Nature. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.
SECTION 1.06. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

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SECTION 1.07. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
SECTION 1.08. Integration. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understanding, oral or written, relating to the subject matter hereof.
[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date hereof.

BORROWER:

PEAR THERAPEUTICS (US), INC.

By	/s/ Ronan O’Brien
Name: Ronan O’Brien
Title: General Counsel & Chief Compliance Officer

HOLDINGS:

PEAR THERAPEUTICS, INC.

By	/s/ Ronan O’Brien
Name: Ronan O’Brien
Title: Secretary

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PERCEPTIVE CREDIT HOLDINGS III, LP, as the Administrative Agent and Majority Lender
By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

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